SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) March 22, 2004

          Carnival Corporation                        Carnival plc
        (Exact name of registrant               (Exact name of registrant
      as specified in its charter)            as specified in its charter)

           Republic of Panama                       England and Wales
      (State or other jurisdiction            (State or other jurisdiction
            of incorporation)                       of incorporation)

                 1-9610                                  1-15136
          (Commission File No.)                   (Commission File No.)

               59-1562976                                 None
            (I.R.S. Employer                        (I.R.S. Employer
           Identification No.)                     Identification No.)

          3655 N.W. 87th Avenue            Carnival House, 5 Gainsford Street,
        Miami, Florida 33178-2428            London SE1 2NE, United Kingdom
     (Address of principal executive         (Address of principal executive
                offices)                                offices)
               (zip code)                              (zip code)

             (305) 599-2600                        011 44 20 7940 5381
     (Registrant's telephone number,         (Registrant's telephone number,
          including area code)                    including area code)

                  None                                    None
    (Former name and former address,        (Former name and former address,
      if changed since last report)           if changed since last report)

Item 12.  Results of Operations and Financial Condition.

            On March 22, 2004 Carnival Corporation & plc issued a press release entitled "Carnival Corporation & plc Reports First Quarter Earnings," which is set forth below.

            All the information contained in this Item 12 is being furnished solely for informational purposes and Carnival Corporation and Carnival plc do not intend for any of this information to be incorporated by reference into filings under the Securities Act of 1933 or the Securities Exchange Act of 1934.

   --------------Press Release, dated March 22, 2004-------------

                                                           FOR IMMEDIATE RELEASE

            CARNIVAL CORPORATION & PLC REPORTS FIRST QUARTER EARNINGS

      MIAMI (March 22, 2004) -- Carnival Corporation & plc (NYSE/LSE: CCL; NYSE:
CUK) reported net income of $203 million, or $0.25 diluted EPS, on revenues of $2.0 billion for its first quarter ended February 29, 2004 compared to pro forma net income of $147 million, or $0.18 diluted EPS, on pro forma revenues of $1.6 billion for the same quarter in 2003. Reported diluted earnings per share for the first quarter of 2003 were $0.22. Both the pro forma and reported 2003 earnings per share included a $0.02 nonrecurring gain from insurance settlements.

      Carnival Corporation and P&O Princess entered into a dual listed company ("DLC") structure on April 17, 2003, which effectively made Carnival Corporation and P&O Princess a single economic entity ("Carnival Corporation & plc" or the "company"). Also on that date, P&O Princess changed its name to Carnival plc. For reporting purposes, Carnival Corporation has accounted for the DLC transaction as an acquisition of Carnival plc as of April 17, 2003.

      Reported revenues for the first quarter of 2004 increased by $945 million compared to the first quarter of 2003 primarily due to the inclusion of $749 million of Carnival plc revenues, a 16.8 percent increase in Carnival Corporation standalone capacity and higher revenue yields (revenue per available lower berth day). Reported operating costs and selling, general and administrative expenses increased by $735 million compared to the first quarter of 2003. Approximately $590 million of the increase was due to the inclusion of Carnival plc costs, and the remainder was primarily due to increased capacity.

      The company's reported results for the first quarter of 2003 do not include the results of Carnival plc. Consequently, the company believes that the most meaningful comparison of financial results and revenue and cost metrics is to the comparable 2003 pro forma results and metrics which reflect the operations of both Carnival Corporation and Carnival plc's 2003 first quarter as if the companies had been consolidated for that period. The company has also presented these metrics on a gross and as reported basis.

            Pro Forma Comparisons

            Net revenue yields for the first quarter of 2004 increased 4.1 percent compared to pro forma net revenue yields in the prior year, largely due to the weak U.S. dollar relative to the euro and sterling. Net revenue yields as measured on a local currency basis ("constant dollar basis") were in line with the same period last year. Gross revenue yields increased 4.7 percent.

            Net cruise costs per available lower berth day ("ALBD") for the first quarter of 2004 were 0.7 percent less than pro forma costs for the same period last year. This decrease was achieved despite the impact of the weak dollar, which has the effect of significantly increasing cruise costs per ALBD. On a constant dollar basis, net cruise costs per ALBD declined 5.1 percent from the same period last year, partially due to the timing of advertising and other expenditures which are expected to be incurred later in the year Gross cruise costs per ALBD increased 1.4 percent compared to the prior year.

            Reported Comparisons

            Net revenue yields increased 4.9 percent (10.3 percent gross) for the first quarter of 2004 compared to the same quarter of 2003 primarily due to the weaker U.S. dollar and, to a lesser extent, higher net revenue yields for the Carnival plc brands. Net cruise costs per ALBD increased 3.7 percent (11.2 percent gross) compared to the first quarter of 2003 primarily because of the impact of the weak U.S. dollar and higher operating costs of the Carnival plc brands. Both gross revenue yields and gross cruise costs per ALBD increased more than the comparable "net" metrics because of the higher proportion of Carnival plc customers who purchased air transportation from the company.

      During the first quarter of 2004, the company completed the high-profile introduction of Cunard Line's 150,000-ton Queen Mary 2, the largest passenger vessel ever constructed. Commented Carnival Corporation & plc Chairman and CEO Micky Arison, "The Queen Mary 2 received unprecedented worldwide media attention during its introduction this past January and the company expects the media coverage to continue when the ship arrives in New York on April 22. The response to the ship from travel agents and guests has been truly remarkable."

      The company also launched Carnival Cruise Lines' new 2,124-passenger Carnival Miracle at the end of February from Jacksonville, Fla., marking the first time the line has ever operated from that homeport. In addition, Princess Cruises' 2,674-passenger Diamond Princess was delivered in late February, and entered service in March with a series of Mexican cruises from Los Angeles to be followed by an Alaskan summer program beginning in May. Finally, last week the 3,114-passenger Caribbean Princess was delivered and will enter service next month with year-round Caribbean voyages from Ft. Lauderdale.

Comments on First Quarter Results and Outlook for Remainder of 2004

      "We are delighted with the stronger than expected first quarter results," Arison said. "With the stabilization of revenue yields during this year's wave season and the cost synergies achieved from our merger with P&O Princess, we were able to realize a significant improvement in 2004 first quarter profitability," he added.

      Looking forward, Arison indicated that the robust wave season thus far makes him very optimistic that 2004 financial results should continue to show year over year improvement. From the time of the company's last update on February 24, 2004, booking levels have remained strong for the company's North American and European brands. He noted that the company's strategy to offer larger initial early booking discounts for 2004 sailings appears to be successful, resulting in considerably higher booking levels this year compared to last year and a lengthening of the booking curve.

      "Clearly, the strong wave season has been stimulated by the attractive pricing in the marketplace. As this booking activity continues, prices will increase. Vacationers should take advantage of these low rates now as prices are going up," Arison said.

      During the last 11 weeks, company wide booking levels for the remainder of the year have been running 62 percent higher than the same period last year, relative to a 17.8 percent pro forma capacity increase, with pricing (on a constant dollar basis) for bookings taken during this period running above last year's levels.

      The company expects that net revenue yields for the second quarter of 2004 will increase approximately 10 to 12 percent, (7 to 9 percent on a constant dollar basis), compared to last year's pro forma second quarter, which was the period most significantly impacted by the Iraq war. Net cruise costs per ALBD in the second quarter of 2004 are expected to increase approximately 1 to 3 percent, (flat to down 2 percent on a constant dollar basis), compared to pro forma 2003. Based on these estimates, the company expects earnings per share for the second quarter of 2004 to be in the range of $0.34 to $0.36.

      For the last nine months of 2004, the company presently expects net revenue yields to increase in the range of 6 to 8 percent, (3 to 5 percent on a constant dollar basis), compared to pro forma 2003. Net cruise costs per ALBD for the remainder of 2004 are expected to be flat to up 2 percent, (down 1 to 3 percent on a constant dollar basis), compared to pro forma 2003. Based on these estimates, and including better than expected first quarter results, and assuming no major geopolitical events adversely impacting its business, the company expects full year 2004 earnings to be in the range of $2.05 to $2.15 per share, versus its previous guidance of $2.02 per share. The company's current guidance is based on an exchange rate of $1.23 to the euro and $1.81 to the sterling.

      Arison also pointed out that the cruise industry's recovery comes at a time when Carnival's newbuilding program is at its peak. "Next month marks a year since the completion of our historic transaction with the former P&O Princess and the combination of the two newbuilding programs produces seven new ships this year. Those deliveries are across our strongest performing brands and occur during a year where it now appears that we are well-positioned to absorb this additional capacity," Arison said. In addition to the four ships already delivered this year, Holland America Line's 1,848-passenger Westerdam and Princess Cruises' 2,674-passenger Sapphire Princess are expected to be delivered in April and May 2004, respectively. The company also expects the delivery of Costa Cruises' 2,702-passenger Costa Magica in November 2004.

      The company has scheduled a conference call with analysts at 10 a.m. EST (15.00 London time) today to discuss its 2004 first quarter earnings. This call can be listened to live, and additional information can be obtained, via Carnival Corporation & plc's Web sites at www.carnivalcorp.com and www.carnivalplc.com.

      Carnival Corporation & plc is the largest cruise vacation group in the world, with a portfolio of 12 cruise brands in North America, Europe and Australia, comprised of Carnival Cruise Lines, Holland America Line, Princess Cruises, Seabourn Cruise Line, Windstar Cruises, AIDA, Costa Cruises, Cunard Line, Ocean Village, P&O Cruises, Swan Hellenic, and P&O Cruises Australia.

      Together, these brands operate 75 ships totaling more than 123,000 lower berths with nine new ships scheduled for delivery between April 2004 and mid-2006. Carnival Corporation & plc also operates the leading tour companies in Alaska and the Canadian Yukon, Holland America Tours and Princess Tours. Traded on both the New York and London Stock Exchanges, Carnival Corporation & plc is the only group in the world to be included in both the S&P 500 and the FTSE 100 indices.

********************************************************************************

Cautionary note concerning factors that may affect future results

Some of the statements contained in this earnings release are "forward-looking statements" that involve risks, uncertainties and assumptions with respect to Carnival Corporation & plc, including some statements concerning future results, plans, outlook, goals and other events which have not yet occurred. You can find many, but not all, of these statements by looking for words like "will," "may," "believes," "expects," "anticipates," "forecast," "future," "intends," "plans," and "estimates" and for similar expressions. Because forward-looking statements, including those which may impact the forecasting of earnings per share, net revenue yields, booking levels, pricing, occupancy, operating, financing and tax costs, costs per available lower berth day, estimates of ship depreciable lives and residual values, outlook or business prospects, involve risks and uncertainties, there are many factors that could cause Carnival Corporation & plc's actual results, performance or achievements to differ materially from those expressed or implied in this earnings release. These factors include, but are not limited to, the following: achievement of expected benefits from the DLC transaction; risks associated with the DLC structure; risks associated with the uncertainty of the tax status of the DLC structure; general economic and business conditions, which may impact levels of disposable income of consumers and the net revenue yields for cruise brands of Carnival Corporation & plc; conditions in the cruise and land-based vacation industries, including competition from other cruise ship operators and providers of other vacation alternatives and increases in capacity offered by cruise ship and land-based vacation alternatives; the impact of operating internationally; the international political and economic climate, armed conflicts, terrorist attacks, availability of air service and other world events and adverse publicity and their impact on the demand for cruises; accidents and other incidents affecting the health, safety, security and vacation satisfaction of passengers; the ability of Carnival Corporation & plc to implement its shipbuilding programs and brand strategies and to continue to expand its business worldwide; the ability of Carnival Corporation & plc to attract and retain qualified shipboard crew and maintain good relations with employee unions; the ability to obtain financing on terms that are favorable or consistent with Carnival Corporation & plc's expectations; the impact of changes in operating and financing costs, including changes in foreign currency and interest rates and fuel, food, insurance and security costs; changes in the tax, environmental, health, safety, security and other regulatory regimes under which Carnival Corporation & plc operates; continued availability of attractive port destinations; the ability to successfully implement cost improvement plans and to integrate business acquisitions; continuing financial viability of Carnival Corporation & plc's travel agent distribution system; weather patterns or natural disasters; and the ability of a small group of shareholders to effectively control the outcome of shareholder voting.

Forward-looking statements should not be relied upon as a prediction of actual results. Subject to any continuing obligations under applicable law or any relevant listing rules, Carnival Corporation & plc expressly disclaims any obligation to disseminate, after the date of this release, any updates or revisions to any such forward-looking statements to reflect any change in expectations or events, conditions or circumstances on which any such statements are based.

MEDIA CONTACTS:                        INVESTOR RELATIONS CONTACTS:
US                                     US/UK
Carnival Corporation & plc             Carnival Corporation & plc
Tim Gallagher                          Beth Roberts
1 305 599 2600, ext. 16000             1 305 406 4832

UK                                     UK
Brunswick                              Bronwen Griffiths
Sophie Fitton/Sarah Tovey              44 (0) 23 8052 5231
44 (0) 20 7404 5959

                           CARNIVAL CORPORATION & PLC
                      CONSOLIDATED STATEMENTS OF OPERATIONS

                                                                         Three Months Ended February 29/28,
                                                                         ----------------------------------

                                                            Reported 2004(1)    Pro Forma 2003(2)    Reported 2003(1)(3)
                                                            ----------------    -----------------    -------------------
                                                                        (in millions, except per share data)
Revenues
     Cruise
         Passenger tickets                                        $ 1,527            $ 1,263               $   800
         Onboard and other                                            445                352                   232
     Other                                                              8                  7                     3
                                                                  -------            -------               -------
                                                                    1,980              1,622                 1,035
                                                                  -------            -------               -------
Costs and Expenses
     Operating
          Cruise
               Passenger tickets                                      384                312                   174
               Onboard and other                                       81                 62                    28
               Payroll and related                                    236                192                   130
               Food                                                   127                105                    69
               Other ship operating                                   378                335                   212
          Other                                                        10                 10                     7
                                                                  -------            -------               -------
          Total                                                     1,216              1,016                   620
     Selling and administrative                                       316                283                   177
     Depreciation and amortization                                    188                151                   106
                                                                  -------            -------               -------
                                                                    1,720              1,450                   903
                                                                  -------            -------               -------
Operating Income                                                      260                172                   132
                                                                  -------            -------               -------
Nonoperating(Expense) Income
     Interest income                                                    4                  5                     4
     Interest expense, net of capitalized interest                    (65)               (53)                  (29)
     Other income, net                                                                    18(4)                 15(4)
                                                                  -------            -------               -------
                                                                      (61)               (30)                  (10)
                                                                  -------            -------               -------
Income Before Income Taxes                                            199                142                   122

Income Tax Benefit, Net                                                 4                  5                     5
                                                                  -------            -------               -------

Net Income                                                        $   203            $   147               $   127
                                                                  =======            =======               =======
Earnings Per Share
    Basic                                                         $  0.25            $  0.18               $  0.22
                                                                  =======            =======               =======
    Diluted                                                       $  0.25            $  0.18               $  0.22
                                                                  =======            =======               =======

Dividends Per Share                                               $ 0.125            $ 0.105               $ 0.105
                                                                  =======            =======               =======

Weighted-Average Shares Outstanding - Basic                           800                795                   587
                                                                  =======            =======               =======
Weighted-Average Shares Outstanding - Diluted                         820                799                   588
                                                                  =======            =======               =======

(1) The reported results for 2004 included Carnival Corporation and Carnival plc and 2003 reported results only included Carnival Corporation.

(2) See note (a) to the Carnival Corporation & plc "Reported and Pro Forma GAAP Reconciling Information."

(3) Reclassifications have been made to certain 2003 amounts to conform to the current period presentation.

(4) Included $19 million from net insurance proceeds, less certain other nonoperating expenses.

                           CARNIVAL CORPORATION & PLC
                  SELECTED STATISTICAL AND SEGMENT INFORMATION

                                                                Three Months Ended February 29/28,
                                                                ----------------------------------

                                                   Reported 2004(1)       Pro Forma 2003(2)      Reported 2003(1)(3)
                                                   ----------------       -----------------      -------------------
                                                             (in millions, except statistical information)
STATISTICAL INFORMATION
      Passengers carried                               1,361,586               1,206,430                 922,783
      Available lower berth days                      10,062,655               8,618,229               5,804,759
      Occupancy percentage                                 102.0%                  100.4%                  102.8%

SEGMENT INFORMATION
      Revenues
          Cruise                                    $      1,972             $     1,615             $     1,032
          Other                                               10                       9                       5
          Intersegment elimination                            (2)                     (2)                     (2)
                                                    ------------             -----------             -----------
                                                    $      1,980             $     1,622             $     1,035
                                                    ============             ===========             ===========
      Operating expenses
          Cruise                                    $      1,206             $     1,006             $       613
          Other                                               12                      12                       9
          Intersegment elimination                            (2)                     (2)                     (2)
                                                    ------------             -----------             -----------
                                                    $      1,216             $     1,016             $       620
                                                    ============             ===========             ===========

      Selling and administrative expenses
          Cruise                                    $        302             $       269             $       170
          Other                                               14                      14                       7
                                                    ------------             -----------             -----------
                                                    $        316             $       283             $       177
                                                    ============             ===========             ===========

      Operating income (loss)
          Cruise                                    $        281             $       192             $       143
          Other                                              (21)                    (20)                    (11)
                                                    ------------             -----------             -----------
                                                    $        260             $       172             $       132
                                                    ============             ===========             ===========

(1) The reported information for 2004 included Carnival Corporation and Carnival plc and 2003 reported results only included Carnival Corporation.

(2) See note (a) to the Carnival Corporation & plc "Reported and Pro Forma GAAP Reconciling Information."

(3) Reclassifications have been made to certain 2003 amounts to conform to the current period presentation.

                           CARNIVAL CORPORATION & PLC
               REPORTED AND PRO FORMA GAAP RECONCILING INFORMATION

Gross and net revenue yields were computed as follows:

                                                              Three Months Ended February 29/28,
                                                              ----------------------------------

                                                     Reported 2004        Pro Forma 2003(a)        Reported 2003
                                                     -------------        -----------------        -------------
                                                               (in millions, except ALBDs and yields)
Cruise revenues
    Passenger tickets                                $      1,527            $     1,263            $       800
    Onboard and other                                         445                    352                    232
                                                     ------------            -----------            -----------
Gross cruise revenues                                       1,972                  1,615                  1,032
Less cruise costs
    Passenger tickets                                        (384)                  (312)                  (174)
    Onboard and other                                         (81)                   (62)                   (28)
                                                     ------------            -----------            -----------
Net cruise revenues                                  $      1,507            $     1,241            $       830
                                                     ============            ===========            ===========
 ALBDs (b)                                             10,062,655              8,618,229              5,804,759
                                                     ============            ===========            ===========
Gross revenue yields (c)(g)                          $     196.04            $    187.31            $    177.67
                                                     ============            ===========            ===========
Net revenue yields (d)(g)                            $     149.86            $    143.94            $    142.85
                                                     ============            ===========            ===========

Gross and net cruise costs per ALBD were computed as follows:

                                                              Three Months Ended February 29/28,
                                                              ----------------------------------

                                                     Reported 2004        Pro Forma 2003(a)        Reported 2003
                                                     -------------        -----------------        -------------
                                                            (in millions, except ALBDs and costs per ALBD)
Cruise operating expenses                            $      1,206            $     1,006            $       613
Cruise selling and administrative expenses                    302                    269                    170
                                                     ------------            -----------            -----------
Gross cruise costs                                          1,508                  1,275                    783
Less cruise costs included in net cruise
    revenues
        Passenger tickets                                    (384)                  (312)                  (174)
        Onboard and other                                     (81)                   (62)                   (28)
                                                     ------------            -----------            -----------
Net cruise costs                                     $      1,043            $       901            $       581
                                                     ============            ===========            ===========
ALBDs (b)                                              10,062,655              8,618,229              5,804,759
                                                     ============            ===========            ===========

Gross cruise costs per ALBD (e)(g)                   $     149.93            $    147.87            $    134.85
                                                     ============            ===========            ===========

Net cruise costs per ALBD (f)(g)                     $     103.75            $    104.50            $    100.03
                                                     ============            ===========            ===========

         NOTES TO HISTORICAL AND PRO FORMA GAAP RECONCILING INFORMATION

(a) The pro forma information gives pro forma effect to the DLC transaction between Carnival Corporation and Carnival plc, which was completed on April 17, 2003, as if the DLC transaction had occurred on December 1, 2002. Management has prepared the pro forma information based upon the companies' reported financial information and, accordingly, the above information should be read in conjunction with the companies' financial statements, as well as pro forma information included in the companies' joint Current Report on Form 8-K filed on March 5, 2004.

      The DLC transaction has been accounted for as an acquisition of Carnival plc by Carnival Corporation, using the purchase method of accounting. The Carnival plc accounting policies have been conformed to Carnival Corporation's policies. Carnival plc's reporting period has been changed to the Carnival Corporation reporting period and the pro forma information covers the same periods of time for both companies.

      The pro forma information has not been adjusted to reflect any net transaction benefits from the DLC transaction. In addition, it excludes $24 million of costs related to the completion of the DLC transaction with Carnival Corporation, which were expensed by Carnival plc prior to April 17, 2003. The exclusion of these nonrecurring costs is consistent with the requirements of Article 11 of Regulation S-X. The 2003 pro forma information is computed by adding Carnival plc's 2003 results, adjusted for acquisition adjustments (reductions of $4 million of depreciation expense and $2 million of interest expense), to the 2003 Carnival Corporation reported results. Finally, the pro forma information does not purport to represent what the results of operations actually could have been if the DLC transaction had occurred on December 1, 2002 or what those results will be for any future periods.

(b) Total passenger capacity for the period, assuming two passengers per cabin, that we offer for sale, which is computed by multiplying passenger capacity by revenue-producing ship operating days in the period.

(c)   Gross cruise revenues, without rounding, divided by ALBDs.

(d)   Net cruise revenues, without rounding, divided by ALBDs.

(e)   Gross cruise costs, without rounding, divided by ALBDs.

(f)   Net cruise costs, without rounding, divided by ALBDs.

(g) In the cruise industry, most companies, including Carnival Corporation & plc, generally consider net cruise revenues, which is used in the computation of net revenue yields, to be a better indicator of revenue performance than gross cruise revenues, and net cruise costs, which is used in the computation of net cruise costs per ALBD, to be a better indicator of cost controls than gross cruise costs.

      We have not provided estimates of future gross revenue yields or future gross cruise costs per ALBD because the reconciliations of forecasted net cruise revenues to forecasted gross cruise revenues or forecasted net cruise costs to forecasted cruise operating expenses would require us to forecast, with reasonable accuracy, the amount of air and other transportation costs that our forecasted cruise passengers would elect to purchase from us (the "air/sea mix"). Since the forecasting of future air/sea mix involves several significant variables and the revenues from the sale of air and other transportation approximate the costs of providing that transportation, management focuses primarily on forecasts of net cruise revenues and costs rather than gross cruise revenues and costs. This does not impact, in any material respect, our ability to forecast our future results, as any variation in the air/sea mix has no material impact on our forecasted net cruise revenues or forecasted net cruise costs. As such, management does not believe that this reconciling information is meaningful.

                                       ###

------------------- End Press Release, dated March 22, 2004 -------------------

                                   SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, each of the registrants has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CARNIVAL CORPORATION                       CARNIVAL PLC


By: /s/Gerald R. Cahill                    By: /s/Gerald R. Cahill
    -------------------                        -------------------
Name: Gerald R. Cahill                     Name: Gerald R. Cahill
Title: Executive Vice President            Title: Executive Vice President
and Chief Financial and                    and Chief Financial and
Accounting Officer                         Accounting Officer

Date: March 22, 2004                        Date: March 22, 2004